EXHIBIT  23.1



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO THE BOARD OF DIRECTORS
FASTCOMM COMMUNICATIONS CORPORATION



WE HEREBY CONSENT TO THE INCORPORATION BY REFERENCE IN THE PROSPECTUS CONSTITUTING A PART OF THIS REGISTRATION STATEMENT ON FORM S-3 OF OUR REPORT (WHICH CONTAINS AN EXPLANATORY PARAGRAPH REGARDING THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN) DATED JULY 20, 2001, RELATING TO THE FINANCIAL STATEMENTS WHICH APPEAR IN FASTCOMM COMMUNICATIONS CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED APRIL 30, 2001. WE ALSO CONSENT TO THE INCORPORATION BY REFERENCE IN THE PROSPECTUS CONSTITUTING A PART OF THIS REGISTRATION STATEMENT ON FORM S-3 OF OUR REPORT (WHICH CONTAINS AN EXPLANATORY PARAGRAPH REGARDING THE ABILITY OF CRONUS COMMUNICATIONS, INC. TO CONTINUE AS A GOING CONCERN) DATED MAY 22, 2000, RELATING TO THE FINANCIAL STATEMENTS OF CRONUS COMMUNICATIONS, INC. WHICH APPEAR IN FASTCOMM COMMUNICATIONS CORPORATION'S FORM 8-K FILED ON JUNE 14, 2000.

WE ALSO CONSENT TO THE REFERENCE TO OUR FIRM UNDER THE CAPTION "EXPERTS" IN THE REGISTRATION STATEMENT.


                                                           /S/ BDO SEIDMAN, LLP



WASHINGTON, D.C.
FEBRUARY 14, 2002